Exhibit 99.1

Armlogi Reports Revenue Growth for the Nine Months Ended March 31, 2024

Conference Call and Webcast on Thursday, June 13 at 1:30 PM Pacific Time

WALNUT, CA, June 13, 2024 - Armlogi Holding Corp. (“Armlogi” or the “Company”) (Nasdaq: BTOC), a U.S.-based warehousing and logistics service provider that offers a comprehensive package of supply-chain solutions related to warehouse management and order fulfillment, today provided a business update, and reported financial results for the three-month and nine-month periods ended March 31, 2024.

Financial Results for the Three Months Ending March 31, 2024:

●	Total revenue for the three months ended March 31, 2024, was $38.4 million, up 28% from $30.1 million in the same period in 2023.

o	Our Transportation Services segment reported revenue of $25.0 million, an increase of 18.2% from $21.2 million in the same period in 2023. The increase was driven by the rapid expansion of our business in 2023, as we expanded our warehouse operational capacities in California and New Jersey. This segment comprises reselling third-party carrier services to our customers.

o	Our Warehousing Services segment generated $13.4 million, a 50.5% increase from $8.9 million over the same period in 2023. This growth was driven by the growth in our transportation services. This segment comprises inventory management and storage offerings.

o	Our Other Services segment generated revenue of $0.04 million compared to $0.08 million in the same period in 2023. This segment is primarily comprised of customs brokerage services.

●	Our net income was $0.7 million and $2.2 million for the three months ended March 31, 2024 and 2023, respectively.

Financial Results for the Nine Months Ending March 31, 2024:

●	Total revenue for the nine months ended March 31, 2024, were $121.7 million, up 39.9% from $87.0 million in the same period in 2023.

o	Our Transportation Services segment reported revenue of $84.7 million, an increase of 36.6% from $62.0 million in the same period in 2023. The increase was driven by the rapid expansion of our business in 2023, as we expanded our warehouse operational capacities in California and New Jersey.

o	Our Warehousing Services segment generated $36.6 million, a 49.2% increase from $24.5 million over the same period in 2023. This increase was driven by the significant growth in our transportation services.

o	Our Other Services segment generated revenue of $0.4 million, which was in line with those in the same period in 2023.

●	Our net income was $7.2 million and $9.0 million for the nine months ended March 31, 2024 and 2023, respectively.

Operational Highlights

●	In May, we closed our initial public offering of 1,600,000 shares of common stock at a public offering price of $5.00 per share to the public for a total of $8,000,000 of gross proceeds to the Company before deducting underwriting discounts and offering expenses. Net proceeds from the offering will allow us to expand our warehouse network and develop warehousing and logistics services, international ocean freight services, and port trucking services.

●	In May, we signed a lease for a new 733,200-square-foot warehouse located near the Port of Savannah in Georgia. We expect that this new warehouse will significantly enhance our capacity to serve our clients more efficiently and quickly.

●	In June, we became an authorized warehouse provider for sellers on the Temu marketplace. Armlogi will offer Temu sellers streamlined access to its warehousing facilities and tailored logistics services to provide fast order fulfillment and improved inventory management through this collaboration. This collaboration with a major e-commerce platform is expected to expand our capabilities to serve more e-commerce sellers.

●	In June, we announced a strategic partnership with Massimo Group (Nasdaq: MAMO) to provide streamlined warehousing and logistics services for the assembly and distribution of vehicles, aiming to meet the rising market demand across key U.S. regions.

Management Commentary

Aidy Chou, Chairman and Chief Executive Officer of Armlogi, commented, “At Armlogi, we offer a one-stop shop for warehousing and logistics services supported by advanced technology and specialized equipment which help us ensure that every package delivered exceeds the expectations of our customers and partners worldwide.”

“We are pleased with our revenue growth trajectory compared to a year ago, highlighted by our expanded warehouse operational capacities and the growth in our transportation services. Our quality warehousing and logistics services, coupled with our reasonable service and delivery fees and advanced warehouse and order management technology, pave the way for our continued business growth in the $2 trillion global cross-border e-commerce industry.”

“I extend my heartfelt gratitude to our team, partners, and shareholders for their steadfast support as we continue to grow and strengthen our position in the logistics industry.”

Conference Call & Audio Webcast

Armlogi’s management team will hold an earnings conference call at 1:30 PM Pacific Time (4:30 PM Eastern Time) on Thursday, June 13, 2024, to discuss the Company’s financial results and provide an overview of the Company’s operations. Aidy Chou, Chairman and Chief Executive Officer, and Ian Zhou, Chief Financial Officer, will lead the conference call with other company executives available to answer questions.

To access the call by phone, please dial 1-800-579-2543 (international callers, please dial 1-785-424-1789) approximately 10 minutes before the start of the call. Refer to conference ID: ARMLOGI. **NOTE: THIS CONFERENCE ID WILL BE REQUIRED FOR ENTRY

A live audio conference call webcast will be available online at https://viavid.webcasts.com/starthere.jsp?ei=1675610&tp_key=7cdba4f6ed.

About Armlogi Holding Corp.

Armlogi Holding Corp., based in Walnut, CA, is a fast-growing U.S.-based warehousing and logistics service provider that offers a comprehensive package of supply-chain solutions relating to warehouse management and order fulfillment. The Company caters to cross-border e-commerce merchants looking to establish overseas warehouses in the U.S. market. With eleven warehouses covering over two million square feet, the Company offers comprehensive one-stop warehousing and logistics services. The Company’s warehouses are equipped with facilities and technology for handling and storing large and bulky items. For more information, please visit www.armlogi.com.

Forward-Looking Statements

This press release contains forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance, including: our financial performance and projections; our growth in revenue and earnings; and our business prospects and opportunities. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “intends,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including: our ability to change the direction of the Company; our ability to keep pace with new technology and changing market needs; and the competitive environment of our business. These and other factors may cause our actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions. The forward-looking events discussed in this press release and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties, and assumptions about us.

Contact Information:

Company Contact:

info@armlogi.com

Investor Relations Contact:

Matthew Abenante, IRC

President

Strategic Investor Relations, LLC

Tel: 347-947-2093

Email: matthew@strategic-ir.com

*** tables follow ***

ARMLOGI HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2024 (UNAUDITED) AND JUNE 30, 2023
(US$, except share data, or otherwise noted)

	March 31, 2024	June 30, 2023
	US$	US$
	Unaudited	Audited
Assets
Current Assets
Cash	3,985,003	6,558,099
Restricted cash	2,061,673	—
Accounts receivable and other receivable, net	25,104,670	17,396,421
Other current assets	2,019,166	1,642,346
Deferred share issuance costs	1,942,943	1,304,712
Prepaid expenses	1,222,050	796,904
Loan receivable	4,135,179	2,449,956
Total current assets	40,470,684	30,148,438
Non-current assets
Due from related parties	—	511,353
Property and equipment, net	10,254,072	7,629,117
Intangible assets, net	101,538	128,027
Right-of-use assets – operating leases	119,515,548	49,659,047
Right-of-use assets – finance leases	348,229	478,984
Total assets	170,690,071	88,554,966

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Current liabilities
Accounts payable and accrued liabilities	6,822,919	8,470,166
Income taxes payable	4,562,098	2,654,695
Due to related parties	350,209	351,909
Accrued payroll liabilities	463,162	263,356
Operating lease liabilities – current	23,890,833	12,111,309
Finance lease liabilities – current	170,531	198,448
Customer deposits	236,257	424,182
Total current liabilities	36,496,009	24,474,065
Non-current liabilities
Operating lease liabilities – non-current	99,268,652	37,741,370
Finance lease liabilities – non-current	193,238	290,795
Deferred income tax liabilities	1,470,581	735,122
Total liabilities	137,428,480	63,241,352

Commitments and contingencies
Stockholders’ equity
Common stock, US$0.00001 par value, 100,000,000 shares authorized, 40,000,000 issued and outstanding as of March 31, 2024 and June 30, 2023, respectively	400	400
Additional paid-in capital	9,751,163	8,985,007
Retained earnings	23,510,028	16,328,207
Total stockholders’ equity	33,261,591	25,313,614
Total liabilities and stockholders’ equity	170,690,071	88,554,966

ARMLOGI HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE THREE AND NINE MONTHS ENDED MARCH 31, 2024 AND 2023 (UNAUDITED)
(US$, except share data, or otherwise noted)

	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	Nine Months Ended March 31, 2024	Nine Months Ended March 31, 2023
	US$	US$	US$	US$
	Unaudited	Unaudited	Unaudited	Unaudited
Revenue	38,439,935	30,133,445	121,689,863	86,961,574
Costs of sales	35,115,736	23,855,350	105,461,383	67,959,387
Gross profit	3,324,199	6,278,095	16,228,480	19,002,187

Operating costs and expenses:
General and administrative	3,269,493	3,051,137	8,097,196	6,974,146
Total operating costs and expenses	3,269,493	3,051,137	8,097,196	6,974,146

Income from operations	54,706	3,226,958	8,131,284	12,028,041

Other (income) expenses:
Other income	(914,419)	(293,016)	(1,902,813)	(954,447)
Finance costs	11,041	15,650	37,779	45,885
Total other (income) expenses	(903,378)	(277,366)	(1,865,034)	(908,562)

Income before provision for income taxes	958,084	3,504,324	9,996,318	12,936,603

Current income tax expense	200,612	1,335,189	2,079,038	3,495,908
Deferred income tax expense	75,252	(9,972)	735,459	480,002
Total income tax expenses	275,864	1,325,217	2,814,497	3,975,910
Net income	682,220	2,179,107	7,181,821	8,960,693
Total comprehensive income	682,220	2,179,107	7,181,821	8,960,693

Basic & diluted net earnings per share	0.02	0.05	0.18	0.22
Weighted average number of shares of common stock-basic and diluted	40,000,000	40,000,000	40,000,000	40,000,000

ARMLOGI HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED MARCH 31, 2024 AND 2023 (UNAUDITED)
(US$, except share data, or otherwise noted)

	For The Nine Months Ended March 31, 2024	For The Nine Months Ended March 31, 2023
	US$	US$
	Unaudited	Unaudited
Cash Flows from Operating Activities:
Net income	7,181,821	8,960,693
Adjustments for items not affecting cash:
Net loss from disposal of fixed assets	6,895	—
Depreciation of property and equipment and right-of-use financial assets	1,444,441	918,112
Amortization	26,488	22,088
Non-cash operating leases expense	3,450,304	266,280
Current estimated credit loss	(22,827)	—
Accretion of finance lease liabilities	37,779	45,885
Deferred income taxes	735,459	480,002
Interest income	(87,923)	(5,609)
Changes in operating assets and liabilities
Accounts receivable and other receivables	(7,685,423)	(2,553,582)
Other current assets	(376,820)	(1,092,348)
Prepaid expenses	(425,146)	(318,266)
Accounts payable & accrued liabilities	(2,212,137)	571,336
Customer deposits	(187,925)	—
Income tax payable	1,907,403	2,852,182
Accrued payroll liabilities	199,806	326,673
Net cash provided from operating activities	3,992,195	10,473,446

Cash Flows from Investing Activities:
Purchase of property and equipment	(3,080,643)	(1,789,248)
Purchase of intangible assets	—	(51,464)
Loan receivable	(1,600,000)	(2,425,000)
Net cash used in investing activities	(4,680,643)	(4,265,712)

Cash Flows from Financing Activities:
Net proceeds received from (repaid to) related parties	1,000	(2,503,233)
Proceeds (lend to) from related parties	511,353	(512,314)
Repayments of finance lease liabilities	(163,253)	(153,561)
Deferred issuance costs for initial public offering	(638,231)	(205,000)
Capital contributions from stockholders	466,156	350,000
Net cash provided by (used in) financing activities	177,025	(3,024,108)

Net increase in cash, cash equivalents and restricted cash	(511,423)	3,183,626
Cash and cash equivalents, beginning of year	6,558,099	2,248,760
Cash and restricted cash, end of nine months period	6,046,676	5,432,386

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Income taxes paid	(171,635)	(643,726)
NON-CASH TRANSACTIONS:
Right-of-use assets acquired in exchange for operating lease liabilities	81,927,507	6,900,346
IPO expenses paid by stockholders	300,000	350,000